UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2019

EIDOS THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38533	46-3733671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Eidos Therapeutics, Inc.

101 Montgomery Street, Suite 2550

San Francisco, CA 94104

(Address of principal executive offices, including zip code)

(415) 887-1471

(Telephone number, including area code, of agent for service)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

ITEM 4.01	Change in Registrant’s Certifying Accountant.

(a)	Dismissal of Previous Independent Registered Public Accounting Firm.

On February 15, 2019, Eidos Therapeutics, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, which was unanimously approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”). The decision to dismiss PwC resulted from PwC’s notification to the Company in early February 2019 that information had come to PwC’s attention that required it and the Company to evaluate a potential independence rule violation resulting from PwC’s provision of certain non-audit services to affiliates of the Company during the audit periods for the years ended December 31, 2016 and December 31, 2017, and subsequently. The dismissal of PwC was not for any reason related to the Company’s financial reporting or accounting operations or policies.

The Audit Committee and management continue to believe that the Company’s financial statements covering the referenced periods fairly present, in all material respects, the financial condition and results of operations of the Company as of the end of and for the referenced periods and may continue to be relied upon and that the Company’s internal control over financial reporting was effective during these periods.

The audit report of PwC on the financial statements of the Company for each of the two fiscal years ended December 31, 2017 and December 31, 2016 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles other than the report expressed substantial doubt about the Company’s ability to continue as a going concern as a result of recurring losses from operations and net stockholders’ deficit. As described under Item 4.02(b) below, that report should no longer be relied upon.

During the Company’s two fiscal years ended December 31, 2017 and December 31, 2016 and during the subsequent interim period from January 1, 2018 through February 15, 2019, (i) there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC with a copy of the disclosures under Item 4.01(a) in this report prior to filing with the Securities and Exchange Commission (“SEC”). A copy of PwC’s letter dated February 21, 2019 to the SEC, stating whether it agrees with the statements made in this report, is filed as Exhibit 7.1 and incorporated by reference into Exhibit 16.1 to this report.

(b)	Engagement of New Independent Registered Public Accounting Firm.

On February 18, 2019, the Audit Committee engaged Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for its fiscal year ended December 31, 2018 and to re-audit the Company’s financial statements for the years ended December 31, 2017 and 2016.

During the fiscal years ended December 31, 2017 and December 31, 2016 and the subsequent interim period through February 18, 2019, the Company has not consulted with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting of any issue; or (ii) any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(b)	Non-Reliance on Previously Issued Audit Report

The information contained in Item 4.01(a) of this report is incorporated herein by reference.

As a result of the independence matter as described in Item 4.01(a) of this report, on February 15, 2019, PwC advised the Company that PwC’s audit report on the financial statements as of and for the years ended December 31, 2017 and 2016 should not be relied upon, and that (i) PwC’s completed interim reviews of the financial statements for the quarterly period ended March 31, 2018 and 2017 included in the Company’s Registration Statement on Form S-1 (File No. 333-225235) and (ii) PwC’s completed interim reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2018 and September 30, 2018 should not be relied upon.

The Audit Committee discussed the matters described in this Item 4.02(b) with representatives of PwC. The Company has provided PwC with a copy of the disclosures included under Item 4.02(b) in this report and requested PwC to furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to this Item 4.02(b) and, if not, stating the respects in which it does not agree. A copy of PwC’s letter dated February 21, 2019 is filed as Exhibit 7.1 and incorporated by reference into Exhibit 16.1 to this report.

Exhibit Number	Description

7.1	Letter of PricewaterhouseCoopers LLP dated February 21, 2019 regarding non-reliance on prior audit report

16.1	Letter of PricewaterhouseCoopers LLP dated February 21, 2019 regarding change in independent registered public accounting firm (contained in Exhibit 7.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Eidos Therapeutics, Inc.

Date: February 21, 2019	By:	/s/ Christine Siu
Christine Siu
Chief Financial Officer